UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

QUINCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

611 Gateway Boulevard, Suite 273 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 910-5717

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	QNCX	Nasdaq Global Select Market
Series A Junior Participating Preferred Purchase Rights	N/A	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bonus Information and Equity Grants

On January 23, 2024, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Quince Therapeutics, Inc. (the “Company”) determined that the executive officers would receive no salary increase for 2024. The Committee approved stock option grants to the Company’s executive officers (the “Option Awards”) with the effective grant date of February 1, 2024. The Option Awards were made pursuant to the Company’s 2019 Equity Incentive Plan and related grant documentation (collectively, the “2019 Plan”), previously filed with the Securities and Exchange Commission. The Option Awards will vest in equal monthly installments over the four-year period following the date of grant, subject to each executive officer’s continued service through each such vesting date.

2023 bonus payouts and the Option Awards for the Company’s executive officers are set forth below.

Name	2023 Bonus Payout	Option Awards

Dirk Thye Chief Executive Officer	$302,500	1,500,000

Charles Ryan President	$70,000	145,000

Brendan Hannah Chief Business Officer and Chief Operating Officer	$178,500	600,000

The summary of the Option Awards above does not purport to be complete and is qualified in its entirety by the terms of the 2019 Plan, as may be amended from time to time, and each executive officer’s grant documentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quince Therapeutics, Inc.

Date: January 29, 2024	By:	/s/ Dirk Thye
Name: Dirk Thye
Title: Chief Executive Officer